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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 25, 2026

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2026, the Board of Directors (the “Board”) of Primoris Services Corporation (“Primoris”, the “Company”) voted to increase the authorized number of Directors of the Company to ten members and appointed James A. Greer and Oscar K. Brown to the Board, effective October 1, 2026. Mr. Greer’s and Mr. Brown’s appointed terms will expire at the Company’s 2027 annual meeting of stockholders, at which time they will be up for re-election. The Board has not yet appointed Mr. Greer or Mr. Brown to any specific committees.

Mr. Greer has over 40 years of experience in the energy delivery markets, with leadership experience at both the corporate and operating subsidiary level. He served as Executive Vice President and Chief Operating Officer of Oncor Electric Delivery Company LLC (“Oncor”) from October 2011 until his retirement in 2025. From October 2007 until October 2011, he served as Oncor’s Senior Vice President, Asset Management and Engineering and was responsible for the development of strategies, policies and plans for optimizing the value and performance of electric delivery systems and related assets. Since joining Oncor’s predecessor in 1984, Mr. Greer held a number of leadership positions within Oncor and its predecessors and affiliates in such areas as engineering, operations, and governmental relations.

Mr. Greer is a registered Professional Engineer in the State of Texas. Mr. Greer holds a Bachelor of Science in Electrical Engineering from the University of Texas at Arlington and Master of Business Administration from Texas Christian University.

Mr. Brown has more than 25 years of experience in the energy industry. Mr. Brown has served as a President, Chief Executive Officer for Western Midstream Partners, LP (“Western Midstream”) (NYSE: WES) since October 2024. Additionally, he has served as a member of Western Midstream’s Board of Directors since August 2019, including as Chair of the Sustainability Committee from February 2021 to October 2024.

From April 2022 until June 2024, Mr. Brown served as Chief Financial Officer of FREYR Battery, which provided industrial scale clean battery solutions to reduce global emissions. Prior to FREYR, Mr. Brown was an executive at Occidental Petroleum from 2016 to 2020, and from 2017 to 2019, also served on the Board of Directors of Plains All-American Pipeline’s governing entity, PAA GP Holdings LLC (NYSE: PAA and PAGP). Prior to joining Occidental Petroleum in 2016, Mr. Brown worked at Bank of America Merrill Lynch, serving as managing director and co-head of Americas Energy Investment Banking, as well as Barclays Capital, Lehman Brothers, Credit Suisse First Boston and PNC Bank. Mr. Brown holds a Bachelor of Business Administration in Finance and Marketing from the University of Texas at Austin.

Mr. Greer and Mr. Brown will be compensated according to the terms of the Company’s current non-employee director compensation program as described in the Company’s definitive proxy statement for the 2026 annual meeting of stockholders, which was filed with the SEC on March 20, 2026.

No arrangement or understanding exists between Mr. Greer or Mr. Brown and any other person pursuant to which Mr. Greer or Mr. Brown was selected as a Director of the Company. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Greer or Mr. Brown had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Greer’s and Mr. Brown’s appointment is attached hereto as exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated August 31, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: August 31, 2026	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

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